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                                    EXHIBIT 4.2

                             SPECIMEN STOCK CERTIFICATE

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                             SPECIMEN STOCK CERTIFICATE



                                   Non-Negotiable

                      INCORPORATED UNDER THE LAWS OF MARYLAND

No.  ______                                                Shares  ______



                       INLAND RETAIL REAL ESTATE TRUST, INC.


        AUTHORIZED COMMON STOCK 100,000,000 SHARES, $.01 PAR VALUE PER SHARE


This certifies that ______________is the owner of ___________ full paid and non-assessable SHARES OF THE COMMON STOCK OF INLAND RETAIL REAL ESTATE TRUST, INC. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with this Seal of the Corporation,


this ____day of ____________A.D. 19___



-------------------------------               ------------------------------
                      Secretary                                    President

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                          REVERSE SIDE OF CERTIFICATE


FOR VALUE RECEIVED, _________________ HEREBY SELL, ASSIGN AND   NOTICE THE
TRANSFER UNTO__________________________________________         SIGNATURE TO
________________________ SHARES REPRESENTED BY THE WITHIN       THIS ASSIGNMENT
CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT   MUST CORRESPOND
________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE    WITH THE NAME AS
BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF        WRITTEN UPON THE
SUBSTITUTION IN THE PREMISES.                                   FACE OF THE
                                                                CERTIFICATE IN
DATED:                                                          EVERY
      ---------------------                                     PARTICULAR,
IN PRESENCE OF                                                  WITHOUT
                                                                ALTERATION OR
---------------------------      -------------------------      ENLARGEMENT, OR
                                                                ANY CHANGE
                                                                WHATEVER.


                      RESTRICTIONS RELATING TO QUALIFICATIONS
                         AS A REAL ESTATE INVESTMENT TRUST


    The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (i) Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company, (ii) Beneficially Own Equity Stock that would result in the Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution),
(iii) Beneficially Own Equity Stock that would result in the Company being "closely held" under Section 856(h) of the Code, or (iv) Constructively Own Equity Stock that would cause the Company to Constructively Own 10% or more of the membership interests in a tenant of the Company's real property within the meaning of Section 856(d)(2)(B) of the Code. Any Person who purports or proposes to Beneficially Own or Constructively Own shares of Equity Stock in violation of the above limitations is in violation of the restrictions on transfer and any securities so transferred shall be designated as Excess Stock and held in trust by the Company. Any Person who purports or proposes to Beneficially Own or Constructively Own shares of Equity Stock in violation of the above limitations must notify the Company in writing immediately, in the case of a purported Transfer, and at least 15 days prior to a proposed Transfer. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Company, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Company with consequent loss of voting and divided rights and the right to realize any further appreciation in value.

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